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                                                                    EXHIBIT 99.5

                  INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK
                ENTRY TRANSFER PARTICIPANT FROM BENEFICIAL OWNER

                                       FOR

                TENDER OF 11 1/2% SENIOR NOTES DUE 2009, SERIES A
                                 IN EXCHANGE FOR
                     11 1/2% SENIOR NOTES DUE 2009, SERIES B

                          CAPROCK COMMUNICATIONS CORP.


              THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK
               CITY TIME, ON ______________, 1999, UNLESS EXTENDED
                            (THE "EXPIRATION DATE").


            OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
                    AT ANY TIME PRIOR TO THE EXPIRATION DATE

To Registered Holder and/or Participant
of the Book-Entry Transfer Facility:

         The undersigned hereby acknowledges receipt of the Prospectus dated _________, 1999 (the "Prospectus") of CapRock Communications Corp., a Texas corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 11 1/2% Senior Notes Due 2009, Series B (the "New Notes") for all of its outstanding 11 1/2% Senior Notes Due 2009, Series A (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

         $ ________________________ of the 11 1/2% Senior Notes Due 2009, Series
A.

         With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX).

[ ] To TENDER the following Old Notes held by you for the account of the undersigned [INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED (IF
         ANY)]:

[ ]      Not to TENDER any Old Notes by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of 1933, as




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amended (the "Securities Act"), of such New Notes, (iii) if the undersigned or any such other person is not a broker-dealer, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The undersigned acknowledges that if the undersigned or the person receiving the New Notes is participating in the Exchange Offer for the purpose of distributing the New Notes (i) the undersigned or such person cannot rely on the position of the staff of the Commission in certain no-action letters and, in the absence of an exemption therefrom must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes, and (ii) failure to comply with such requirements in such instance could result in the undersigned or such person incurring liability under the Securities Act for which the undersigned or such person is not indemnified by the Company.

                                               SIGN HERE

Name of beneficial owner(s):
                            ----------------------------------------------------

Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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